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December 17, 2004


Regions Morgan Keegan Select Funds
50 North Front Street
Memphis, Tennessee 38103

Ladies and Gentlemen:

       You have requested our opinion as to certain matters regarding the Class A and Class I shares of Regions Morgan Keegan Select LEADER Growth Equity Fund, Regions Morgan Keegan Select LEADER Growth & Income Fund, Regions Morgan Keegan Select LEADER Balanced Fund, Regions Morgan Keegan Select LEADER Tax-Exempt Bond Fund, Regions Morgan Keegan Select LEADER Intermediate Bond Fund, Regions Morgan Keegan Select LEADER Tax-Exempt Money Market Fund and Regions Morgan Keegan Select LEADER Money Market Fund (the "Acquiring Funds"), each a series of Regions Morgan Keegan Select Funds, a Massachusetts business trust (the "Trust"), to be issued in connection with the reorganization of LEADER Growth Equity Fund, LEADER Growth & Income Fund, LEADER Balanced Fund, LEADER Tax-Exempt Bond Fund, LEADER Intermediate Bond Fund, LEADER Tax-Exempt Money Market Fund and LEADER Money Market Fund (the "Acquired Funds"), each a series of LEADER Mutual Funds ("LEADER Funds") into the corresponding series of the Acquiring Funds, as provided for in the Agreement and Plan of Reorganization (the "Plan") among the Trust, on behalf of each of the Acquiring Funds, and LEADER Funds, on behalf of each of the Acquired Funds and Morgan Asset Management, Inc. The Plan provides for each Acquired Fund to transfer all of its assets to each of the corresponding Acquiring Fund in exchange solely for a number of Class A and Class I shares of beneficial interest of each of the corresponding Acquiring Fund that is to be determined in the manner specified in the Plan (the "Shares") and each Acquiring Fund's assumption of all of the liabilities of each corresponding Acquired Fund.

       For purposes of rendering our opinion, we have examined the Trust's registration statement on Form N-14 (File No. 333-121019) (the "Registration Statement") filed with the Securities and Exchange Commission ("SEC") for the purpose of registering the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and a draft of Pre-Effective Amendment No. 1 thereto and the form of Plan that is included as an appendix to the Combined Proxy Statement and Prospectus contained in the Registration Statement, the Trust's Amended and Restated Declaration of Trust, as amended, and Bylaws, and the corporate action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

      Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and

      2. When issued and paid for upon the terms provided for in the Plan and the Registration Statement, the Shares to be issued pursuant to the Plan and the Registration Statement will be validly issued, fully paid and non-assessable. In this regard, however, we note that the Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust.

       This opinion is rendered solely in connection with the filing of the Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                          Very truly yours,

                                          /s/ Kirkpatrick & Lockhart LLP

                                          Kirkpatrick & Lockhart LLP




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